UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2017

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2017, the Company and Roche entered into a Fifth Amendment (“Amendment”) to the Collaboration Agreement, by and among the Company, F. Hoffmann-La Roche Ltd, and Hoffmann-La Roche Inc., dated January 11, 2015, as amended (the “R&D Collaboration Agreement”), which reduced certain exclusivity provisions relating to blood-based tumor mutational burden assays.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference, and by reference to the full text of the R&D Collaboration Agreement, which was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed on August 21, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Collaboration Agreement, by and among the Company, F. Hoffmann-La Roche Ltd and Hoffman-La Roche Inc., dated September 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2017	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Collaboration Agreement, by and among the Company, F. Hoffmann-La Roche Ltd and Hoffman-La Roche Inc., dated September 8, 2017.